                                                                  EXHIBIT 4.2(b)

FHA Form No. 4175-D

                                  MORTGAGE NOTE

$16,220,300.00                                         Columbia, South Carolina.
                                                                 April 19, 2000.

         FOR VALUE RECEIVED, the undersigned promise(s) to pay Continental Wingate Associates, Inc. the principal sum of Sixteen Million Two Hundred Twenty Thousand Three Hundred and No/100 Dollars ($16,220,300.00) with interest from date at the rate of eight and three eighths per centum (8.375%) per annum on the unpaid balance up to and including October 31, 2001 and thereafter at the rate of eight and fifteen hundredths per centum (8.15%) per annum on the unpaid balance until paid. The said principal and interest shall be payable at the office of Continental Wingate Associates, Inc. 63 Kendrick Street in Needham, Massachusetts 02494 or at such other place as the holder may designate in writing, as follows:

         Interest only payable on the first day of May, 2000, and on the first day of each month thereafter, up to and including the first day of November, 2001. Commencing on the first day of December, 2001, monthly installments of interest and principal shall be paid in the sum of One Hundred Fourteen Thousand Six Hundred Eleven and 37/100 Dollars (114,611.37) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid. In any event, the balance of the principal, if any remaining unpaid, plus accrued interest shall be due and payable on November 1, 2041. The installments of interest and principal shall be applied first to interest at the rate of eight and fifteen-hundredths percent (8.15%) per annum upon the principal sum or so much thereof as shall from time to time remain unpaid and the balance thereof shall be applied on account of principal.

         See Rider to Mortgage Note attached hereto and incorporated by reference herein.

If this debt is paid in full while, insured under the provisions of the National Housing Act, as amended, all parties liable for payment thereof agree to be jointly and severally bound to pay to the holder hereof such adjusted mortgage insurance premium as may be required by the applicable Regulations.

         If default be made in the payment of any installment under this Note, and if such default is not made good prior to the due date of the next such installment, the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. In the event of default in the payment of this Note, and if the same is collected by an attorney at law, the undersigned hereby agree(s) to pay all costs of collection, including a reasonable attorney's fee.

         All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         Not withstanding any other provision contained in the Note, it is agreed that the execution of the Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the property described in the Mortgage and Security Agreement executed by Mortgagor in connection herewith and to the rents, issues and profits thereof in satisfaction of the Indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary to foreclose and bar its Interest in the property and all other property mortgaged, pledged, conveyed or assigned to secure payment of this Note except as set out in the Mortgage of even date given to secure this Indebtedness.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer and its corporate seal to be hereto affixed the day and year first above written.

                                ML James Island Apartments, L.P.
                                ------------------------------------------------
                                By: Merry Land Properties, Inc., General Partner

                                By: /s/ /DORRIE E. GREEN
                                    --------------------------------------------
                                    Dorrie E. Green, Vice President

         THIS IS TO CERTIFY that this is the Note described in and secured by Mortgage of even date herewith and in the same principal amount as herein stated and secured by real estate situated in the City of Charleston, Charleston County, State of South Carolina.

Dated: April 19, 2000                        /s/ LINDA C. DICKS
                                             -----------------------------------
                                             Linda C. Dicks, Notary Public
                                             Columbia County, Georgia
                                             My Commission Expires: May 28, 2000


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                             STATE OF SOUTH CAROLINA

                               LOAN NO. 054-35614

                                  MORTGAGE NOTE

ML James Island Apartments, L.P.

TO

Continental Wingate Associates, Inc.

No.    054-35614

Insured under S221 (d) (4) of the National Housing Act and Regulations Published thereunder in effect on February 16, 2000 to the extent of advances approved by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner.

By:
   -------------------------------------
             Authorized Agent

Date:
     -----------------------------------

A total sum of $___________________________ has been approved for insurance hereunder by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner.

By:
   -------------------------------------
             Authorized Agent

Date:
     -----------------------------------

--------------------------------------------------------------------------------
     Reference is made to the Act and to the Regulations thereunder covering
              Assignments of the insurance protection on this note.
--------------------------------------------------------------------------------
    7649-P Rev. 5/70                                     HUD-Wash, D.C.


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                             RIDER TO MORTGAGE NOTE

This Rider to Mortgage Note (this "Rider") is attached to and made a part of the Mortgage Note (the "Note") from ML JAMES ISLAND APARTMENTS, L.P., a Georgia limited partnership (the "Maker"), to CONTINENTAL WINGATE ASSOCIATES, INC., a Massachusetts corporation, dated April 19, 2000.

1. Prepayment:

(a) Maker shall not have the right to prepay the indebtedness evidenced hereby in whole or in part at any time prior to December 1, 2006. Maker shall have the right, on or after December 1, 2006 to prepay the indebtedness evidenced hereby in whole or in part on the last day of any calendar month after such date during the term hereof upon at least thirty (30) days prior written notice to the holder of this Note, which notice shall specify the date on which the prepayment is to be made, the principal amount of such prepayment and the total amount to be paid. In the event of any prepayment of principal at any time on or after December 1, 2006,the Maker shall concurrently pay to the holder of this Note (i) interest on the amount prepaid through and including the last day of the month in which the prepayment is made and (ii) a prepayment premium equal to the following designated percentages of the amount of the principal of the Note to be so prepaid with respect to any prepayment which occurs during the following indicated time periods:

         Time of Prepayment                                   Prepayment Premium
         ------------------                                   ------------------
         From December 1, 2006 through November 30, 2007              5.0%
         From December 1, 2007 through November 30, 2008              4.0%
         From December 1, 2008 through November 30, 2009              3.0%
         From December 1, 2009 through November 30, 2010              2.0%
         From December 1, 2010 through November 30, 2011              1.0%
         From December 1, 2011 and thereafter                         0.0%

         Notwithstanding any partial prepayment of principal made pursuant to the privilege of prepayment set forth in this Note, the Maker shall not be relieved of its obligations to make scheduled monthly installments of principal and interest as and when such payments are due and payable under this Note.

(b) Notwithstanding any prepayment prohibition imposed and/or premium required by this Note with respect to prepayments made prior to December 1, 2010, the indebtedness evidenced by this Note may be prepaid in whole or in part without the consent of the holder of this Note and without prepayment premium if the Federal Housing Commissioner (the "Commissioner") determines that prepayment will avoid a mortgage insurance claim and is therefore in the best interests of the Federal Government.

(c) Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, with respect to any prepayment which is made by or on behalf of the Maker from insurance proceeds as a result of damage to the mortgaged premises or condemnation awards which, at the option of the holder of this Note, may be applied to reduce the indebtedness of maker evidenced hereby pursuant to the terms and provisions of the Mortgage (the "Mortgage") of even date given by Maker to the holder of the Note to secure said indebtedness. Any prepayment made pursuant to this Paragraph 1(c) shall be deemed to have been made on the last day of the month in which such payment is received by holder.

(d) Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, in the


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event that the maximum principal amount of this Note is reduced (or a partial prepayment is made) solely as the result of a mortgage reduction (or a partial prepayment) required by the Commissioner based upon any cost certification or other report required to be provided by the Maker to the Commissioner subsequent to the date hereof. Any prepayment made pursuant to this Paragraph 1(d) shall be deemed to have been made on the last day of the month in which such payment is received by holder.

2. Late Charges.

         In the event any installment or part of any installment due under this Note becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder of this Note, in addition to other sums due hereunder, a late charge in an amount equal to two percent (2%) of the amount of principal and/or interest so delinquent. Whenever, under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

Method of Payment.

         All payments to reduce the principal balance hereunder, other than regularly scheduled payments of principal, and all late charges and other amounts required to be paid hereunder, other than regularly scheduled installments of interest, shall be made to the holder of this Note in immediately available Federal Funds. Payments received after 2:00 p.m. Eastern time will be deemed to have been received on the next following business day.

         IN WITNESS WHEREOF, the undersigned Maker has executed this Rider as of the date first above written.

                               MAKER:

                               ML JAMES ISLAND APARTMENTS, L.P.,
                               A Georgia limited partnership

                               By:  Merry Land Properties, Inc., General Partner

                               By:   /s/ DORRIE E. GREEN
                                   -------------------------------
                                   Dorrie E. Green, Vice President